Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-167012) and the Registration Statement on Form S-8 (No. 333-152460) of Doral Financial Corporation of our report dated March 29, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Juan, Puerto Rico

March 29, 2012